UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AEON Biopharma, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED JUNE 11, 2025

TO THE PROXY STATEMENT FOR

THE 2025 ANNUAL MEETING OF STOCKHOLDERS OF AEON BIOPHARMA, INC.

To Be Held on June 13, 2025

Explanatory Note

On April 29, 2025, AEON Biopharma, Inc. (the “Company”) filed a Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s 2025 Annual Meeting of Stockholders to be held on June 13, 2025, at 10:00 a.m., Pacific Time (the “Meeting”).

The Company inadvertently stated in the Proxy Statement that a majority of the voting power of the stock issued and outstanding and entitled to vote was required to constitute a quorum. As previously disclosed in the Company’s Form 8-K filed with the SEC on December 20, 2024, the Company amended its amended and restated bylaws (the “Bylaws”) to change the quorum requirement for shareholder meetings from a majority to 33.34% of the voting power of the Company’s outstanding shares entitled to vote at a meeting. Accordingly, this supplement to the Proxy Statement is being filed to revise the Company’s initial disclosure in the Proxy Statement regarding the quorum requirements.

The section entitled “Delivery of Proxy Materials” on page 2 of the Proxy Statement is hereby amended and restated as follows:

“Delivery of Proxy Materials

On or about April 29, 2025, this Proxy Statement, an accompanying proxy card, the Notice Card and the 2024 Form 10-K will be mailed to stockholders and will be made available to stockholders on our Investor Relations website at https://investors.aeonbiopharma.com/overview. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

The only outstanding voting securities of AEON are shares of our Class A Common Stock (“Common Stock”), of which there were 10,646,615 shares outstanding as of the Record Date. The holders of 33.34% in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.”

The answer under the heading “Information about the Annual Meeting and Voting – What constitutes a quorum?” on page 5 of the Proxy Statement is hereby amended and restated as follows:

“What constitutes a quorum?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of 33.34% in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.”

The answer under the heading “Information about the Annual Meeting and Voting – What if a quorum is not present at the Annual Meeting?” on page 6 of the Proxy Statement is hereby amended and restated as follows:

“What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, then (i) the chairperson of the Annual Meeting or (ii) holder of 33.34% in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.”

Other than the revised language above, no other changes have been made to the Proxy Statement, and the Company’s Board of Directors continues to seek the vote of Company stockholders to be voted on at the Meeting as recommended in the original Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.

Proxies already received will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy.

EXCEPT AS DESCRIBED IN THIS SUPPLEMENT, THE INFORMATION PROVIDED IN THE PROXY STATEMENT REMAINS UNCHANGED. TO THE EXTENT THAT INFORMATION IN THIS SUPPLEMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS SUPPLEMENT IS MORE CURRENT. THE PROXY STATEMENT CONTAINS ADDITIONAL INFORMATION. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.